EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Delos Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated February 19, 2008, on the financial statements of Delos Acquisition Corp. as of February 8, 2008 and for the period from January 18, 2008 (inception) to February 8, 2008, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP New York, New York February 19, 2008